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                                                           EXHIBIT 23.15(d)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of of U.S. Office Products Company of our report dated 23 September 1996, relating to the financial statements of H&P Stationery Pty Ltd. We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Yours sincerely,



Partner
Day Nielson
Chartered Accountants
Geelong, Australia

September 1996